UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 11, 2014, Jive Software, Inc. (“Jive”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2013. In the press release, Jive also announced that it would be holding a conference call on February 11, 2014 to discuss its financial results for the quarter and fiscal year ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Jive is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2014, Jive announced that James Larson, President of Worldwide Field Operations, is resigning effective March 31, 2014 to pursue opportunities to become a Chief Executive Officer of a venture-backed software company.

John McCracken, Senior Vice President of Worldwide Sales, will continue to run Jive’s sales organization while we conduct a search for Mr. Larson’s replacement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is attached hereto and this list is intended to constitute the exhibit index:

99.1	Press release dated February 11, 2014 regarding the fourth quarter and annual 2013 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
Chief Financial Officer

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